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                                                                 Exhibit 99.4

                             AMENDMENT NO. 1 TO THE
                                CREDIT AGREEMENT

                                                       Dated as of July 23,001



AMENDMENT NO. 1 TO THE CREDIT AGREEMENT among NTELOS, Inc. (formerly known as CFW Communications Company), a Virginia corporation (the "Borrower"), the banks, financial institutions and other institutional lenders parties to the Credit Agreement referred to below (collectively, the "Lenders"), Morgan Stanley Senior Funding, Inc., as Administrative Agent (the "Agent"), First Union National Bank, as Syndication Agent, Suntrust Bank, as Documentation Agent, Bank of America, N.A. and Branch Banking and Trust Company, as Co-Managing Agents and Morgan Stanley & Co. Incorporated, as Collateral Agent.

PRELIMINARY STATEMENTS:

(1) The Borrower, the Lenders and the Agent have entered into a Credit Agreement dated as of July 26, 2000 (as amended, supplemented or otherwise modified through the date hereof, the "Credit Agreement"). Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2) In order to, inter alia, (a) permit the acquisition by the Borrower of Conestoga Enterprises, Inc., a Pennsylvania corporation, pursuant to the terms of that certain Agreement and Plan of Merger to be entered into by the Borrower, NTELOS Acquisition Corp. and Conestoga Enterprises, Inc. (such acquisition, the "Conestoga Acquisition") and (b) add a Swing-Line Facility to the credit arrangements provided by Lenders under the Credit Agreement, the Borrower has requested that the Required Lenders agree to amend the Credit Agreement as herein provided.

(3) The Required Lenders are, on the terms and conditions stated below, willing to grant the request of the Borrower and the Borrower and the Required Lenders have agreed to amend the Credit Agreement as hereinafter set forth.

Consent. The Required Lenders hereby consent to the Conestoga Acquisition for the assumption of up to $142 million in availability of the Debt under the Conestoga Existing Debt Documents (as defined below) and an aggregate purchase price not in excess of $40 per share, consisting of cash in an amount up to 59% of the aggregate purchase price, provided, that (i) the cash portion of the purchase price shall be funded by the Net Cash Proceeds from the issuance of preferred equity on the terms and conditions set forth on Exhibit I or otherwise reasonably satisfactory to the Required Lenders, (ii) the remainder of the purchase price will be paid in common stock of the Borrower and (iii) the terms and conditions of the Conestoga Acquisition are reasonably satisfactory to Required Lenders.

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Amendments to Credit Agreement with Respect to the Swing Line Facility. The
Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4(b), hereby amended as follows:

i)  The following definitions contained in Section 1.01 are amended as follows:

The definition of "Advance" is amended by adding at the end thereof the phrase "or a Swing Line Advance".

The definition of "Appropriate Lender" is amended by adding at the end thereof the following language: "and (c) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Working Capital Lenders have made Swing Line Advances pursuant to Section 2.02(f) that are outstanding at such time, each such other Working Capital Lender.

The definition of "Borrowing" is amended by adding at the end thereof the phrase "or a Swing Line Borrowing".

The definition of "Commitment" is amended by adding at the end thereof the phrase "or a Swing Line Commitment".

The definition of "Facility" is amended by adding at the end thereof the phrase "or the Swing Line Facility".

The definition of "Lender Party" is amended by adding at the end thereof the phrase "and the Swing Line Bank".

The definition of "Unused Working Capital Commitment" is amended by adding at the end thereof the following language: "and (C) the aggregate principal amount of all Swing Line Advances outstanding at such time."

                  The following new definitions are added to Section 1.01 in the appropriate alphabetical order:

"Notice of Swing Line Borrowing" has the meaning specified in Section 2.02(f).

"Swing Line Advance" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(f) or (b) any Working Capital Lender pursuant to Section 2.02(f).

"Swing Line Bank" means Branch Banking and Trust Company.

"Swing Line Borrowing" means any borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(f) or the Working Capital Lenders pursuant to Section 2.02(f).

"Swing Line Facility" has the meaning specified in Section 2.01(f).

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Schedule I to the Credit Agreement is amended by inserting in the sixth column thereof, across from the name "Branch Banking & Trust Company" where it appears therein, the figure "$5,000,000."

Section 2.01 is amended by adding to the end thereof a new subsection (f), to read as follows:

"(f) The Swing Line Advances. The Borrower may request the Swing Line Bank to make, and the Swing Line Bank may, if in its sole discretion it elects to do so, make on the terms and conditions hereinafter set forth, Swing Line Advances to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Termination Date (i) in an aggregate amount not to exceed at any time outstanding $10,000,000 (the "Swing Line Facility") and (ii) in an amount for each such Swing Line Borrowing not to exceed the aggregate of the Unused Working Capital Commitments of the Working Capital Lenders at such time; provided that the Borrower, the Administrative Agent and the Lenders acknowledge that certain Swing Line Advances and payments under the Swing Line Facility may be made pursuant to separate arrangements made between the Borrower, the Swing Line Bank and the Administrative Agent which are inconsistent with the provisions of this Section 2.01(f), Section 2.02(f) and
Section 2.04(f) and that such alternate arrangements shall not affect the obligations of the Working Capital Lenders under Section 2.02(f), provided further, however, that in no event shall the aggregate principal amount of Swing Line Advances outstanding at any time exceed $10,000,000. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be in an amount of $500,000 or an integral multiple of $100,000 in excess thereof and shall be made as a Base Rate Advance, unless otherwise agreed to with the Administrative Agent, provided, however, that in no event shall the amount of Swing Line Advances outstanding at any time exceed $5,000,000 for three consecutive business days. Within the limits of the Swing Line Facility and within the limits referred to in clause (ii) above, so long as the Swing Line Bank, in its sole discretion, elects to make Swing Line Advances, the Borrower may borrow under this Section 2.01(f), repay pursuant to Section 2.04(f) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(f). At any time that the sum of the aggregate outstanding amount of all Working Capital Advances and all Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit outstanding at such time exceeds $90,000,000, no Swing Line Advances shall be made until such time as (x) the sum of the aggregate outstanding amount of all Working Capital Advances and Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit outstanding at such time shall be equal to or less than $90,000,000, (y) the Borrower shall have requested in writing to the Swing Line Bank (with a copy to the Administrative Agent) that the Swing Line Facility be reactivated and (z) the Swing Line Bank shall have determined, in its sole discretion, to recommence making Swing Line Advances."

Section 2.02 is amended as follows:

Section 2.02(a) is amended by adding, in the proviso thereto, after the phrase "Letter of Credit Advances" in each place where it appears therein the phrase "and Swing Line Advances" and after the phrase "Issuing Bank" in each place where it appears therein the phrase "or the Swing Line Bank".

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Section 2.02(c) is amended by inserting therein after the phrase "Each Notice of
Borrowing" the first time it appears the phrase "and Notice of Swing Line Borrowing."

A new subsection (f) is added to the end of Section 2.02 as follows:

"(f) Each Swing Line Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the date of the proposed Swing Line Borrowing, by the Borrower to the Swing Line Bank and the Administrative Agent, unless otherwise agreed to with the Administrative Agent. Each such notice of a Swing Line Borrowing (a "Notice of Swing Line Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (i) date of such Borrowing, (ii) amount of such Borrowing and (iii) maturity of such Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing). If, in its sole discretion, it elects to make the requested Swing Line Advance, the Swing Line Bank will make the amount thereof available to the Borrower, in same day funds. At any time that the aggregate amount of all outstanding Swing Line Advances exceeds $5,000,000 for three consecutive business days, the Borrower shall, on the third consecutive business day that the aggregate amount of the outstanding Swing Line Advances exceeds $5,000,000, request a Borrowing of Base Rate Advances under the Working Capital Facility pursuant to the terms of Section 2.02 which Borrowing shall be in a principal amount equal to the greater of (x) $3,000,000 and (y) the sum of $3,000,000 plus such integral multiple of $1,000,000 as shall be sufficient to reduce the aggregate principal amount of Swing Line Advances outstanding to less than $5,000,000. If the Borrower shall not have so requested a Borrowing prior to 11 A.M. (New York City time) on such third consecutive business day, upon written demand from the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Working Capital Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Working Capital Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advances as of the date of such demand, by making available for the account of its Domestic Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Working Capital Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so make the amount of such Swing Line Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day."

Section 2.04 is amended by adding to the end thereof a new subsection (f), to read as follows:

"(f) Swing Line Advances. The Borrower shall repay to the Swing Line Bank and to the Administrative Agent for the account of each other Working Capital Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the earlier of the maturity date specified in the applicable Notice of Swing Line Borrowing (which maturity shall be no later than the seventh day after the requested date of such Borrowing) and the Working Capital Termination Date, unless otherwise agreed to by the Administrative Agent."

Section 2.05(b) is amended by adding to the end thereof a new subsection (iv), to read as follows:

"(iv) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility."

Section 2.06(b) is amended as follows:

Section 2.06(b)(iv) is amended (A) by inserting immediately after the phrase "the Letter of Credit Advances" where it first appears therein the phrase "and the Swing Line Advances" and (B) by inserting immediately after the phrase "the Letter of Credit Advances" in the second place where it appears therein the phrase "and (z) the Swing Line Advances".

Section 2.06(b)(vi) is amended in full to read as follows:

"(vi) Prepayments of the Working Capital Facility made pursuant to clause (i),
(ii), (iii) or (iv) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Swing Line Advances then outstanding until such Advances are paid in full, third to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and fourth deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i), (ii) or (iii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts and cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable."

Section 2.08(a) is amended by inserting after the phrase "average daily Unused Working Capital Commitment of such Lender" the phrase "plus its Pro Rata Share of the average daily outstanding Swing Line Advances".

Section 2.15 is amended as follows:

Section 2.15(b)(ii) is amended in its entirety to read as follows:

"(ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and".

Section 2.15(c)(ii) is amended in its entirety to read as follows:

"(ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such respective amounts then due and payable to the Issuing Bank and the Swing Line Bank;".

Section 3.02 is amended (i) by adding after the phrase "Section 2.03(c)" where it appears therein the phrase "or Section 2.02(f)", (ii) by adding after the phrase "or renew a Letter of Credit" where it appears therein the following language: "and the right of the Borrower to request a Swing Line Borrowing" and
(iii) by inserting after the phrase "applicable Notice of Borrowing," where it appears in subsection (a) of such Section 3.02 the phrase "Notice of Swing Line Borrowing,".

Amendments to the Credit Agreement with Respect to the Conestoga Acquisition. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4, hereby amended as follows:

Section 1.01 is amended as follows:

The definition of "Subscribers" is amended by substituting for the phrase "Financial Covenants Parties" where it appears therein, the phrase "Borrower Parties".

The definition of "Senior Leverage Ratio" is amended in its entirety to read as follows:

" "Senior Leverage Ratio" means, at any time, the ratio of the sum of (x) Consolidated Debt for Borrowed Money of the Financial Covenants Parties (without duplication) (other than Subordinated Debt) plus (y) (without duplication) all Debt of the Conestoga Subsidiaries, in each case as of the end of the most recently completed fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of the Financial Covenants Parties (without duplication) for the four fiscal quarter period ending at the end of such fiscal quarter."

The definition of "Net Cash Proceeds" is amended by adding a parenthetical immediately after the phrase "12 months" therein which reads "(or, in the case of any sale of the assets described in item 9 on Schedule 5.02(e), 24 months)."

The following new definitions are added to Section 1.01 in the appropriate alphabetical order:

"Borrower EBITDA" means, for any period, Adjusted Net Income of the Borrower Parties plus, to the extent deducted in computing such Adjusted Net Income of the Borrower Parties, the sum of (a) income or franchise tax expense of the Borrower Parties for such period, (b) Interest Expense of the Borrower Parties,
(c) depreciation and amortization expense of the Borrower Parties and (d) any non-cash charges or non-cash losses of the Borrower Parties, minus, to the extent added in computing such Net Income of the Borrower Parties, (i) any non-cash gains or other non-cash items of the Borrower Parties and (ii) any income tax credit of the Borrower Parties.

"Borrower Parties" means the Borrower and its Subsidiaries other than the Conestoga Subsidiaries.

"Conestoga Acquisition Date" means the date on which the Borrower shall acquire Conestoga Enterprises, Inc. on terms and conditions reasonably satisfactory to the Required Lenders, provided that (i) the Borrower shall have delivered to the Lenders immediately upon the consummation of such acquisition a certificate of the Chief Financial Officer that states that the acquisition shall have been consummated and that the financial covenants set forth in Section 5.04 as relating to the Conestoga Acquisition Date shall be applicable and (ii) any Preferred Interests issued in connection with such acquisition shall be on terms and conditions identical to the terms and conditions of the Equity Contribution.

"Conestoga Debt" means the Debt evidenced by the Conestoga Existing Debt Documents.

"Conestoga EBITDA" means, for any period, Adjusted Net Income of the Conestoga Subsidiaries plus, to the extent deducted in computing such Adjusted Net Income of the Conestoga Subsidiaries, the sum of (a) income or franchise tax expense of the Conestoga Subsidiaries for such period, (b) Interest Expense of the Conestoga Subsidiaries, (c) depreciation and amortization expense of the Conestoga Subsidiaries and (d) any non-cash charges or non-cash losses of the Conestoga Subsidiaries, minus, to the extent added in computing such Net Income of the Conestoga Subsidiaries, (i) any non-cash gains or other non-cash items of the Conestoga Subsidiaries and (ii) any income tax credits of the Conestoga Subsidiaries.

 "Conestoga Existing Debt Documents" means (i) the Master Loan Agreement dated as of April 28, 2000 between CoBank, ACB and Conestoga and all Supplements (as therein defined) to such agreement, (ii) the Modification to Promissory Note dated as of February 29, 2000 between Conestoga and First Union National Bank,
(iii) the Letter Agreement dated as of December 29, 2000 between Conestoga and Allfirst Bank, (iv) the Note Purchase Agreement dated as of February 11, 1998 between Conestoga and Principal Mutual Life Insurance Company and (v) the Note Purchase Agreement dated as of July 1, 1996 between Conestoga and Principal Mutual Life Insurance Company (in each case, including any renewals of the foregoing).

"Conestoga Subsidiaries" means, at any time after the Conestoga Acquisition Date, each of Conestoga Enterprises, Inc., a Pennsylvania Corporation, Conestoga Telephone and Telegraph Company, a Pennsylvania corporation, Buffalo Valley Telephone Company, a Pennsylvania corporation, Infocore, Inc. a Pennsylvania corporation, Conestoga Wireless Company, a

Pennsylvania corporation, Conestoga Mobile Systems, Inc., a Pennsylvania corporation, CEI Networks, Inc., a Pennsylvania corporation, Conestoga Investment Corporation, a Delaware corporation and TeleBeam USA, Inc., a Delaware corporation.

Section 2.06(b)(iii)(A) is amended by adding the phrase "but excluding the Net Cash Proceeds from the issuance on or prior to the Conestoga Acquisition Date of the preferred equity described on Exhibit I to the Credit Agreement" at the end of the parenthetical therein.

Section 5.01 is amended as follows:

Section 5.01(j) is amended by adding to the end thereof the following sentence:
"Notwithstanding anything to the contrary contained in this Section 5.01(j), the Conestoga Subsidiaries shall not be subject to this Section 5.01(j) to the extent that the Conestoga Existing Debt Documents, as in effect on the Conestoga Acquisition Date, prohibit any of the actions required by this Section 5.01(j), provided that upon the refinancing of the Conestoga Debt pursuant to Section 5.02(b)(iv), the Conestoga Subsidiaries shall become subject to this Section 5.01(j) except as otherwise provided in the proviso to Section 5.02(b)(iv)."

Section 5.01(k) is amended by adding to the end thereof the following sentence:
"Notwithstanding anything to the contrary contained in this Section 5.01(k), the Conestoga Subsidiaries shall not be subject to this Section 5.01(k) to the extent that the Conestoga Existing Debt Documents, as in effect on the Conestoga Acquisition Date, prohibit any of the actions required by this Section 5.01(k), provided that upon the refinancing of the Conestoga Debt pursuant to Section 5.02(b)(iv), the Conestoga Subsidiaries shall become subject to this Section 5.01(k) except as otherwise provided in the proviso to Section 5.02(b)(iv)."

A new subsection (r) is added to Section 5.01 to read as follows: "Deliver to each Lender, on the Conestoga Acquisition Date, a certificate of the Chief Financial Officer of the Borrower that states that the acquisition shall have been consummated and that the financial covenants set forth in Section 5.04 as relating to the Conestoga Acquisition Date shall be applicable."

Section 5.02 is amended as follows:

Section 5.02(a) is amended by (A) inserting immediately after the figure "$10 million" where it appears in subsection (vi) thereof the phrase "or, if the Conestoga Acquisition Date shall have occurred, $15 million" and (B) inserting at the end of such Section 5.02(a) the following proviso: "provided, that the Conestoga Subsidiaries shall only be permitted to incur Liens of the types referred to in subclauses (i) and (ii) of this Section 5.02(a)."

Section 5.02(b) is amended by (A) inserting immediately after the figure "$50 million" where it appears in subclauses (iii)(B), (C) and (E) thereof the phrase "or, if the Conestoga Acquisition Date shall have occurred, $75 million" and (B) adding to the end thereof a new subsection (iv) to read as follows:

"(iv) in the case of any Conestoga Subsidiary only, Debt under the Conestoga Existing Debt Documents as in effect and in the aggregate amount outstanding on the Conestoga Acquisition Date and any Debt that refinances in full any Debt under the Conestoga Existing Debt Documents so long as (A) the terms of such refinancing Debt are no more restrictive in any respect than the terms of the Loan Documents, (B) the final maturity of such refinancing Debt is at least one year longer than the latest final maturity of the Facilities and (C) the weighted average life to maturity of such refinancing Debt is no shorter than the weighted average life to maturity of the Facilities,
(D) the aggregate principal amount of such refinancing Debt shall be no greater than the aggregate amount of the commitments under the applicable Conestoga Existing Debt Document on the Conestoga Acquisition Date, and (E) the terms of such refinancing Debt shall permit each Conestoga Subsidiary to be a Subsidiary Guarantor, to pledge all of its assets in favor of the Collateral Agent for the benefit of the Secured Parties and to pay dividends to the Borrower and its Subsidiaries; provided, however, that the provisions of clauses (A) and (E) above shall not be applicable if (1) the assets set forth as item 9 on Schedule 5.02(e) are sold in accordance with Section 5.02(e) and the Conestoga Subsidiaries dividend or distribute to the Borrower an aggregate amount equal to the greater of (x) $50 million and (y) the Net Cash Proceeds from such sale which shall be used immediately upon the receipt by the Borrower to optionally prepay the Working Capital Advances (without any reduction in the Working Capital Commitments), (2) notwithstanding any other provision of the Loan Documents to the contrary, such greater amount shall be reinvested in the business of the Borrower and its subsidiaries (other than the Conestoga Subsidiaries) within 24 months from the date of receipt or applied as set forth in Section 2.06(b)(iii) and (3) the terms of such refinancing Debt are no more restrictive in any respect than the terms of the Debt being refinanced."

Section 5.02(e) is amended (A) by inserting after the figure "$50 million" where it appears in subclause (iii) thereof the phrase "or, if the Conestoga Acquisition Date shall have occurred, $75 million" and (B) by substituting for
Schedule 5.02(e) a new Schedule 5.02(e) to read as Schedule 5.02(e) attached hereto.

Section 5.02(f) is amended (A) by inserting in subsection (i) of such Section 5.02(f), after the word "Subsidiaries" in each place where it appears therein, the phrase "(other than any Conestoga Subsidiary)", and (B) by adding to the end thereof a new subsection (xv) to read as follows:

"(xv)  Investments by any Conestoga Subsidiary in any other Conestoga
Subsidiary."

Section 5.02(h) is amended by inserting after the figure "$35 million" where it appears therein the phrase "or, if the Conestoga Acquisition Date shall have occurred, $50 million."

Section 5.02(m) is amended by adding to the end thereof the following language:
"or (iii) in the case of Conestoga Subsidiaries, in connection with the Conestoga Existing Debt Documents as in effect on the Conestoga Acquisition Date".

Section 5.02(p) is amended by (A) substituting for the table that appears therein the following text:

"(i) If the Conestoga Acquisition Date shall not have occurred,"

               Year Ending In                        Amount
                  12/31/01                        $125 million
                  12/31/02                         $65 million
                  12/31/03                         $60 million
                  12/31/04                         $60 million
                  12/31/05                         $60 million
                  12/31/06                         $60 million
                  12/31/07                         $60 million
                  12/31/08                      $60 million; and


"(ii) if the Conestoga Acquisition Date shall have occurred,

               Year Ending In                        Amount
                  12/31/01                        $160 million
                  12/31/02                        $120 million
                  12/31/03                         $90 million
                  12/31/04                         $90 million
                  12/31/05                         $90 million
                  12/31/06                         $90 million
                  12/31/07                         $90 million
                  12/31/08                      $90 million" and


(B) substituting for the phrase "in the year ending December 31, 2001" where it appears therein the phrase "during the period from January 1, 2001 through December 31, 2003" and (C) deleting the phrase "and that 100% of such amount if not expended in that year may be expended in the year ending December 31, 2002".

Section 5.02(r) is amended by adding the following language to the end thereof:
"and (iii) in the case of Conestoga Subsidiaries only, the Conestoga Existing Debt Documents as in effect on the Conestoga Acquisition Date."

Section 5.03 is amended as follows:

Section 5.03(b) is amended in full to read as follows

"(b) Annual Financials. (i) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Financial Covenants Parties, including therein Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders in their reasonable judgment (provided that consolidating financial statements shall not be audited), together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Financial Covenants Parties, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the applicable Financial Covenants Party shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and
(iii) a certificate of the Chief Financial Officer of the applicable Financial Covenants Party stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the applicable Financial Covenants Party has taken and proposes to take with respect thereto.

"(ii) As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Conestoga Subsidiaries, including therein a Consolidated balance sheet of the Conestoga Subsidiaries as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows of the Conestoga Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders in their reasonable judgment (provided that consolidating financial statements shall not be audited), together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Borrower, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof,
(ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto."

Section 5.03 (c) is amended in its entirety to read as follows:

"(c) Quarterly Financials. (i) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the applicable Financial Covenants Party as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Financial Covenants Parties in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Financial Covenants Parties shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

"(ii) As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a Consolidated balance sheet of the Conestoga Subsidiaries as of the end of such quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Conestoga Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and a Consolidated statement of income and a Consolidated statement of cash flows of the Conestoga Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the Conestoga Subsidiaries as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Borrower in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of said officer (A) stating that all proceeds from sales of assets received 12 months or more prior to the date of such certificate were reinvested in the business of the Borrower within 12 months following the date of such receipt and (B) setting forth the details of such reinvestments."

Section 5.04 is amended in its entirety as follows:

"SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

(a)      Until the Transition Date:

                  (i) Senior Debt to Total Capital. The Borrower will not permit the ratio of Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries (other than Subordinated Debt) to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 35%.

(ii) Total Debt to Total Capital. The Borrower will not permit the ratio of Total Debt to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 75%.

(iii) Service Revenue. (A) If the Conestoga Acquisition Date shall not have occurred, the Borrower will not permit Aggregate Service Revenue for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Aggregate Service Revenue set forth opposite such date:

                                                   Minimum Aggregate
                    Quarter Ending                 Service Revenue

                      6/30/01                        $160 million
                      9/30/01                        $172 million
                     12/31/01                        $186 million
                      3/31/02                        $198 million
                      6/30/02                        $211 million
                      9/30/02                        $223 million
                     12/31/02                        $236 million

                  (B) If the Conestoga Acquisition Date shall have occurred, the Borrower will not permit Aggregate Service Revenue for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Aggregate Service Revenue set forth opposite such date:

                                                 Minimum Aggregate
                  Quarter Ending                  Service Revenue

                     9/30/01                       $242.0 million
                    12/31/01                       $260.0 million
                     3/31/02                       $273.0 million
                     6/30/02                       $289.0 million
                     9/30/02                       $302.0 million
                    12/31/02                       $315.0 million

(iv) Subscribers. The Borrower will not permit the number of Subscribers for the fiscal quarter of the Borrower ending on the date set forth below to be less than the number of Subscribers set forth opposite such date:

                                                     Minimum
                     Date                          Subscribers

                     6/30/01                       157 thousand
                     9/30/01                       187 thousand
                    12/31/01                       201 thousand
                     3/31/02                       212 thousand

                     6/30/02                       224 thousand
                     9/30/02                       241 thousand
                    12/31/02                       258 thousand

(v) Minimum EBITDA. (A) If the Conestoga Acquisition Date shall not have occurred at such time, the Borrower will not permit EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than EBITDA set forth opposite such date:

                                                    Minimum
                          Date                      EBITDA

                         6/30/01                  $10 million
                         9/30/01                  $14 million
                        12/31/01                  $17 million
                         3/31/02                  $35 million
                         6/30/02                  $43 million
                         9/30/02                  $51 million
                        12/31/02                  $57 million

                  (B) If the Conestoga Acquisition Date shall have occurred at such time,

                  (1) the Borrower will not permit EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than EBITDA set forth opposite such date:

                                                    Minimum
                           Date                      EBITDA

                           9/30/01                 $32.1 million
                          12/31/01                 $37.3 million
                           3/31/02                 $44.9 million
                           6/30/02                 $54.3 million
                           9/30/02                 $63.6 million
                          12/31/02                 $73.0 million

                  (2) until such time as (x) the Conestoga Debt shall have been refinanced or amended and restated in full in form and substance satisfactory to the Administrative Agent and each of the Conestoga Subsidiaries shall have become an Additional Guarantor pursuant to Section 8.05 or (y) the Leverage Ratio shall be less than 5.00:1 as of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), the Borrower will not permit Borrower EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Borrower EBITDA set forth opposite such date:

                                                       Minimum
                            Date                 Borrower EBITDA

                           6/30/01                 $10.0 million
                           9/30/01                 $14.0 million
                          12/31/01                 $17.0 million
                           3/31/02                 $25.9 million
                           6/30/02                 $34.8 million
                           9/30/02                 $43.1 million
                          12/31/02              $51.7 million; and


                  (3) until such time as (x) the Conestoga Debt shall have been refinanced or amended and restated in full in form and substance satisfactory to the Administrative Agent and each of the Conestoga Subsidiaries shall have become an Additional Guarantor pursuant to Section 8.05 or (y) the Leverage Ratio shall be less than 5.00:1 as of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), the Borrower will not permit Conestoga EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Conestoga EBITDA set forth opposite such date:


                                                       Minimum
                             Date                 Conestoga EBITDA

                            9/30/01                 $19.5 million
                           12/31/01                 $18.8 million
                            3/31/02                 $19.1 million
                            6/30/02                 $19.4 million
                            9/30/02                 $20.5 million
                           12/31/02                 $21.3 million

(b)      After the Transition Date, the Borrower will:

(i) Leverage Ratio. (A) If the Conestoga Acquisition Date shall not have occurred at such time, maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, a Leverage Ratio of not more than the ratio for such quarter set forth below:

                           Year Ending                    Ratio

                             12/31/03                     7.00x
                             12/31/04                     5.00x
                             12/31/05                     3.75x
                             12/31/06                     3.75x
                             12/31/07                     3.75x
                             12/31/08                     3.75x

                  (B) If the Conestoga Acquisition Date shall have occurred at such time, maintain at the end of each fiscal quarter of the Borrower set forth below, a Leverage Ratio of not more than the ratio for such quarter set forth below:

                          Quarter Ending                  Ratio

                             3/31/03                      8.75x
                             6/30/03                      8.00x
                             9/30/03                      7.25x
                            12/31/03                      7.00X
                             3/31/04                      6.50x
                             6/30/04                      6.00x
                             9/30/04                      5.50x
                            12/31/04                      5.00x
                             3/31/05                      4.50x
                             6/30/05                      4.25x
                             9/30/05                      4.00x
                            12/31/05                      3.75x
                             3/31/06                      3.75x
                             6/30/06                      3.75x
                             9/30/06                      3.75x
                            12/31/06                      3.75x
                             3/31/07                      3.75x
                             6/30/07                      3.75x
                             9/30/07                      3.75x
                            12/31/07                      3.75x
                             3/31/08                      3.75x
                             6/30/08                      3.75x
                             9/30/08                      3.75x
                            12/31/08                      3.75x


 (ii) Senior Leverage Ratio. (A) If the Conestoga Acquisition Date shall not have occurred at such time, maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, a Senior Leverage Ratio of not more than the ratio for such year set forth below:

                           Year Ending                Ratio

                             12/31/03                 3.00x
                             12/31/04                 2.50x
                             12/31/05                 2.50x
                             12/31/06                 2.50x
                             12/31/07                 2.50x
                             12/31/08                 2.50x

(B) If the Conestoga Acquisition Date shall have occurred at such time, maintain at the end of each fiscal quarter of the Borrower set forth below, a Senior Leverage Ratio of not more than the ratio for such quarter set forth below:

                          Quarter Ending              Ratio

                             3/31/03                  4.50x
                             6/30/03                  4.25x
                             9/30/03                  4.00x
                            12/31/03                  3.75x
                             3/31/04                  3.50x
                             6/30/04                  3.25x
                             9/30/04                  3.00x
                            12/31/04                  2.75x
                             3/31/05                  2.50x
                             6/30/05                  2.50x
                             9/30/05                  2.50x
                            12/31/05                  2.50x
                             3/31/06                  2.50x
                             6/30/06                  2.50x
                             9/30/06                  2.50x
                            12/31/06                  2.50x
                             3/31/07                  2.50x
                             6/30/07                  2.50x
                             9/30/07                  2.50x
                            12/31/07                  2.50x
                             3/31/08                  2.50x
                             6/30/08                  2.50x
                             9/30/08                  2.50x
                            12/31/08                  2.50x


(iii) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, an Interest Coverage Ratio of not less than the ratio for such year set forth below:

                            Year Ending               Ratio

                             12/31/03                 1.25x
                             12/31/04                 1.50x
                             12/31/05                 2.00x
                             12/31/06                 2.50x
                             12/31/07                 2.50x
                             12/31/08                 2.50x


(iv) Fixed Charge Coverage Ratio. (A) If the Conestoga Acquisition Date shall not have occurred at such time, maintain at the end of each fiscal quarter of the Borrower ending during the year set forth below, a Fixed Charge Coverage Ratio of not less than the ratio for such year set forth below:

                             Year Ending                Ratio

                               12/31/03                 1.25x
                               12/31/04                 1.50x
                               12/31/05                 1.75x
                               12/31/06                 2.25x
                               12/31/07                 2.50x
                               12/31/08                 2.50x


                  (B) If the Conestoga Acquisition Date shall have occurred at such time, maintain at the end of each fiscal quarter of the Borrower set forth below or each fiscal quarter of the Borrower ending during the year set forth below, as the case may be, a Fixed Charge Coverage Ratio of not less than the ratio for such quarter set forth below:

                              Year Ending                Ratio

                                12/31/03                 1.25x
                                 3/31/04                 1.35x
                                 6/30/04                 1.35x
                                 9/30/04                 1.50x
                                12/31/04                 1.50x
                                12/31/05                 1.75x
                                12/31/06                 2.25x
                                12/31/07                 2.50x
                                12/31/08                 2.50x


(v) Minimum EBITDA. If the Conestoga Acquisition Date shall have occurred at such time,

                  (A) until such time as (x) the Conestoga Debt shall have been refinanced or amended and restated in full in form and substance satisfactory to the Administrative Agent and each of the Conestoga Subsidiaries shall have become an Additional Guarantor pursuant to
         Section 8.05 or (y) the Leverage Ratio shall be less than 5.00:1 as of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), the Borrower will not permit Borrower EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Borrower EBITDA set forth opposite such date:

                                                     Minimum
                              Date               Borrower EBITDA

                             3/31/03              $59.1 million
                             6/30/03              $66.7 million

                             9/30/03              $74.3 million
                            12/31/03              $82.3 million
                             3/31/04              $89.9 million
                             6/30/04              $97.5 million
                             9/30/04              $104.9 million
                            12/31/04              $112.0 million

                  (B) until such time as (x) the Conestoga Debt shall have been refinanced or amended and restated in full in form and substance satisfactory to the Administrative Agent and each of the Conestoga Subsidiaries shall have become an Additional Guarantor pursuant to
         Section 8.05 or (y) the Leverage Ratio shall be less than 5.00:1 as of the most recently ended fiscal quarter for which financial statements have been delivered to the Administrative Agent pursuant to Section 5.03(b) or (c), the Borrower will not permit Conestoga EBITDA for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Conestoga EBITDA set forth opposite such date:

                                                      Minimum
                            Date                 Conestoga EBITDA

                            3/31/03                 $22.0 million
                            6/30/03                 $22.6 million
                            9/30/03                 $23.2 million
                           12/31/03                 $24.4 million
                            3/31/04                 $25.6 million
                            6/30/04                 $26.8 million
                            9/30/04                 $28.0 million
                           12/31/04                $29.3 million"


Exhibit I hereto is added as Exhibit I to the Credit Agreement.

Conditions of EffectivenessSection 1 of this Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto executed by each other Loan Party.

Sections 2 and 3 of this Amendment shall become effective as of the date first above written when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Agent that such Lender has executed this Amendment and the consent attached hereto executed by each other Loan Party.

Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

   o the representations and warranties contained in each Loan Document are correct on and as of the date hereof, before and after giving effect to this Amendment, as though made on and as of the date hereof, other than any such representations or warranties that by their terms, refer to a specific date, in which case, as of such specific date; and

   o no Default has occurred and is continuing under the Credit Agreement, as amended hereby, or would result from this Amendment.

Reference to and Effect on the Loan Documents. o On and after the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

The Credit Agreement, the Notes and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this Amendment.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                         NTELOS, INC.

                                         By
                                               ---------------------------------
                                               Title:

                                         MORGAN STANLEY SENIOR FUNDING, INC.,
                                         as Administrative Agent and as Lender

                                         By
                                               ---------------------------------
                                               Title:

                                         [NAME OF LENDER]

                                         By
                                               ---------------------------------
                                               Title:

                                         [Etc.]